Exhibit 10.1

SECURED LOAN AGREEMENT

BETWEEN:

AND

FRASERSIDE HOLDINGS LIMITED

AND

PRIVATE MEDIA GROUP INC.

AND

PEACH ENTERTAINMENT DISTRIBUTION AB

SECURED LOAN AGREEMENT

THIS AGREEMENT is effective on the 30th day of January 2013

BETWEEN:

(1)	______________________ with offices at ___________________, (hereinafter referred to as the “Lender ”)

AND

(2a)

Fraserside Holdings Limited, a company registered in Cyprus with registration number HE109390 and with registered address at 23 Themistokli Dervis Street, STADYL House, 5th floor, 1066 Nicosia, Cyprus (hereinafter referred to as the “Borrower”)

AND

(2b)	Private Media Group Inc, a company registered in Nevada, U.S.A., with European headquarters at Marina 16-18, Floor 18, Suite D, 08005 Barcelona, Spain (hereinafter referred to as “Private” and “the Borrower”)

AND

(2c)	Peach Entertainment Distribution AB, a company registered in Sweden with address at Starrsbackgatan 3, 17274 Sundbyberg Sweden (hereinafter referred to as “the Borrower”)

All parties under 2 are also called “the Borrowers” or, if applicable “Guarantors”.

All parties under 2 are jointly and severable liable as Borrower and as Guarantor.

WHEREAS Private is the parent company of parties 2a and 2c; Private is restructuring its finances.

WHEREAS Private needs working capital and will enter into three loan agreements, including this one, with three different parties all giving the same 1st in rank collateral, as described in this contract, together with its subsidiaries, to the Lenders involved.

WHEREAS at the request of the Borrower and the Guarantor, the Lender has agreed to advance to the Borrower the sum of EUR ___,000 (________________ thousand euro) as a loan subject to the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the promises and mutual covenants set forth herein and for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1	Definitions and Interpretation

1.1	In this Agreement, unless the context requires otherwise:

1.1.1	“Agreement”	means this agreement as may be amended in accordance with the provisions of this agreement;

1.1.2	“Business Day”	means a day on which banks are commonly open for business in Cyprus;

1.1.3	“EUR” or “€”	denotes euro, the single currency of the European Economic and Monetary Union;

1.1.4	“Event of Default”	is defined in clause 6.2;

1.1.5	“Finance Documents”	means this Agreement and the Security Agreement;

1.1.6	“Loan”	means the loan referred to in clause 0 below, or the amount of it for the time being outstanding;

1.1.7	“Parties”	means the parties to this Agreement, or any of them, as the context may require and “Party” shall be interpreted accordingly;

1.1.8	“Obligors”	means jointly the Borrower and the Guarantor;

1.1.9	“Security Agreement”	has the meaning provided in clause 10.1; and

1.1.10	“Surety”	means any Guarantor, and any person giving a guarantee or security under any of the Security Agreement.

1.2	In this Agreement, unless the context requires otherwise:

(a)	a document expressed to be in the “agreed form” means a document in a form which has been agreed by the parties on or before the execution of this Agreement and signed or initialled by them or on their behalf, for the purposes of identification;

(b)	references to a clause or Schedule are to a clause of, or a Schedule to, this Agreement;

(c)	references to this Agreement or any other document or to any specified provision of this Agreement or any other document are to this Agreement, that document or that provision as in force for the time being and as amended from time to time in accordance with the terms of this Agreement or that document or, as the case may be, with the agreement of the relevant parties;

(d)	references to any enactment (meaning any law or statutory provision or any other subordinate legislation or regulations made under any statute or statutory provision) shall be construed as references to:

(i)	any enactment which that enactment has directly or indirectly replaced (whether with or without modification); and

(ii)	that enactment as re-enacted, replaced or modified from time to time, whether before, on or after the date hereof,

provided that this clause 1.2(d) shall not subject any party to a greater burden than that which would apply at the date of this Agreement.

2	Loan

The Lender agrees to lend to the Borrower and the Borrower agrees to borrow from the Lender the aggregate sum of EUR ____,000 (____________ thousand euros) on January 30th, 2013 subject to the terms of this Agreement (hereinafter called the “Loan”).

3	Interest

The Borrower shall pay interest on the Loan at the rate of 9.9% per annum, calculated on the basis of a 365-day year and actual days elapsed. Interest accrued shall be due and payable quarterly in arrears.

4	Repayment

Subject as provided in this Agreement, the Borrower shall repay the amount of Loan in full on 31 December 2014.

5	Early repayment

The Borrower shall be entitled from time to time on giving to the Lender at any time not less than 30 days’ notice in writing to repay the Loan or part of it (but partial repayments must be at least EUR 50,000 and a whole multiple of EUR1,000) and upon the expiration of the notice the Borrower shall be bound to repay the Loan or the part of the Loan specified in the notice together with all unpaid interest which has accrued on the amount so repaid.

6	Immediate repayment

6.1	Notwithstanding anything contained in this Agreement, the Loan and all unpaid interest which has accrued under this Agreement, which has not been cured within 15 business days, shall become immediately payable on demand if at any time an Event of Default occurs:

6.2	Each of the following shall constitute an “Event of Default”

a.	if the Borrower fails to pay any amount of interest due hereunder in the manner and at the time and in the currency specified hereunder or fails to pay any other amount due hereunder within 10 business days of its due date; or

b.	Other breaches

the Borrower commits any breach of or omits to observe of the other obligations accepted or undertakings given in this Agreement; or

c.	Misrepresentation

any statement, representation or warranty made or deemed to have been made by the Borrower in regard with this Agreement is incorrect in any material respect; or

d.	Insolvency

the Borrower, is unable to pay its debts as they fall due, or makes a general assignment for the benefit of or a composition with its creditors; or

a final court order is made or an effective resolution is passed for winding up the Borrower or any Surety; or

the Borrower or any Surety has an administrator appointed; or

e.	the Borrower or any Surety ceases or threatens to cease to carry on its business or substantially the whole of its business; or

f.	Order for winding-up

an application or an order is made or an effective resolution is passed for the dissolution or winding-up of the Borrower or the Borrower shall convene a meeting for the purpose of making, or proposes to enter into, any arrangement or composition for the benefit of its creditors; or

g.	Invalidity

at any time it becomes unlawful for the borrower to perform any or all of its obligations under this agreement; or

h.	Encumbrances

an encumbrancer takes possession or a receiver is appointed of the whole or any part of the assets of the borrower or a distress or execution is levied or enforced upon or sued out against any of the chattels or property of the borrower, over the sum of €50,000, and is not discharged within 15 business days of being levied; or

i.	Disposal of assets

the Borrower transfers, distributes of disposes or, or threatens to dispose of, all or substantially its assets, except by majority shareholder approval; or

j.	Other circumstances

Any circumstances arise which gives, based on objective and reasonable grounds and on the balance of convenience, serious reasons for belief that the borrower may not (or may be unable to) perform its obligations hereunder.

7	Guarantee

7.1	The Guarantor guarantees to the Lender the due payment by the Borrower of all principal money and interest falling due under this Agreement and if and whenever the Borrower defaults for more than 15 business days in the payment of any such principal money or interest the Guarantor shall pay that amount to the Lender on demand.

7.2	The liability of the Guarantor shall not be affected by any modification to the terms of this Agreement (including, without limitation, any modification increasing any amount payable or amending the date for payment) and shall extend to all the obligations of the Borrower under this Agreement as so modified.

7.3	The liability of the Guarantor shall be as a primary obligor and not merely as a surety and shall not be impaired or discharged by reason of any time or other indulgence granted by the Lender to the Borrower or by reason of any arrangement entered into or composition agreed by or binding on the Lender modifying (by operation of law or otherwise) the rights and remedies of the Lender or by reason of any omission on the part of the Lender to enforce any of its rights against the Borrower, or by any other matter or thing which, but for this clause, might operate to do so at law or in equity.

7.4	This guarantee shall continue until the Loan and all interest falling due under this Agreement have been paid.

8	Covenants

8.1	The Borrower covenants with the Lender that so long as any part of the Loan or any interest due in respect of the Loan is outstanding (unless the Lender agrees otherwise in writing and without limiting the right of the Borrower to provide funds to the Guarantor) the Borrower will:

8.1.1	carry on its business and undertaking in an efficient and business-like manner and will not make any substantial alteration in the nature of such business; and

8.1.2	not sell or otherwise dispose of the whole or any substantial part of its undertaking or of its assets.

8.2	The Guarantor covenants with the Lender that so long as any part of the Loan or any interest due in respect of the Loan is outstanding it will furnish the Lender with quarterly operational financial review reports relating to the business of the Guarantor in such form as the Guarantor and the Lender may from time to time agree.

8.3	The Borrower further covenants with the Lender that it will not enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any covered Party to create, incur, assume or suffer to exist any additional liens without written approval from any covered Party.

9	Termination

The Lender may without prejudice to any of its other rights, terminate its obligations under this Agreement and all outstanding repayment instalments of the Loan together with all monies, costs and expenses payable by the Borrower hereunder shall become repayable to the Lender and the

Lender shall immediately become entitled to its remedies and actions hereunder if any repayment of the Loan and/or any other amount to be paid under this Agreement is not received within 30 days from the due date at the appointed place of payment or if the Borrower commits a breach or makes default under any other provision of this Agreement.

10	Security

10.1	The obligations of the Borrower to the Lender under this Agreement shall be secured by the Agreement listed in Schedule 1 (“the Security Agreement”), when executed. The execution of the Security Agreement shall constitute condition precedents to the Lender’s obligations under this Agreement.

10.2	Within ten days from the signing of this Agreement, the Lender shall provide to the Borrower evidence showing that this Agreement has been delivered to the registrar of companies in Cyprus for filing, recordation and registration (and that all applicable registration fees have been duly paid) and in accordance with the requirements of section 90 of the Companies Law. Cap. 113 of Cyprus (as amended).

11	Variation

Any variation of any term of this Agreement shall be in writing duly signed by the Parties.

12	Notices

Any notice given pursuant to this Agreement shall be in writing and may be given by sending the same by registered post or express courier service addressed to the party concerned at its address as given in this agreement or at such other address as such party may have notified in writing to the other parties hereto for this purpose and any notice so given shall be deemed to have been served forty-eight hours after it was posted or given to the courier service, as the case may be.

13	Headings

All headings in this Agreement are inserted for convenience only and are in no way intended to define or limit the scope or interpretation of this Agreement.

14	Severability

The illegality, invalidity or unenforceability of any clause or part of this Agreement will not affect the legality, validity or enforceability of the remainder. If any such clause or part is found by any competent court or authority to be illegal, invalid or unenforceable the parties agree that they will substitute provisions in a form as similar to the offending provisions as is possible without thereby rendering them illegal, invalid or unenforceable.

15	Waiver

The waiver by any Party of any default by any other Party in the performance of any obligation of such other Party under this Agreement shall not affect such Party’s rights in respect of any other default nor any subsequent default of the same or of a different kind nor shall any delay or omission of any Party to exercise any right arising from any default, affect or prejudice that Party’s rights as to the same or any future default.

16	Entire Agreement

16.1	This Agreement constitutes the entire contractual relationship between the Parties in relation thereto and there are no representations, promises, terms, conditions or obligations between the Parties other than those contained or expressly referred to therein. This clause does not restrict liability of either Party for representations made fraudulently.

16.2	All terms and provisions of this Agreement are of the essence.

17	Counterparts

This Agreement may be executed in any number of counterparts and by the Parties to it on separate counterparts, each of which when executed and delivered will be an original.

18	Governing Law and Jurisdiction

18.1	The formation, existence, construction, performance, validity and all aspects whatsoever of this Agreement or of any term of this Agreement will be governed by the law of the Republic of Cyprus.

18.2	The courts of Cyprus will have exclusive jurisdiction to settle any dispute which arises out of or in connection with this Agreement. The parties irrevocably agree to submit to that jurisdiction.

IN WITNESS whereof this Agreement has been duly executed the day and year first above written.

SIGNED for an on behalf of	)
_______________________________	)
Represented by	)
)
……………………………………

SIGNED for and on behalf	)
of Fraserside Holdings Limited	)	……………………………………
by Charles Prast	)
Director	)

SIGNED for and on behalf	)
of Private Media Group Inc.	)	……………………………………
by Charles Prast	)
CEO	)

SIGNED for and on behalf	)
of Peach Entertainment
Distribution AB	)	……………………………………
by Eric Johnson	)
Authorized Signature	)

SCHEDULE 1

Security

1. Fixed charge and assignment by way of charge of Borrower’s copyright, trademark and license rights in specified videos.

2. The Security Agreement